AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1997
            POST EFFECTIVE AMENDMENT NO. 1 (REGISTRATION STATEMENT NO. 33-65053)
                                                      REGISTRATION NO. 333-34879

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                            GATX CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)



                 Delaware                                  94-1661392
       (State or other jurisdiction                     (I.R.S. Employer
    of incorporation or organization)                 Identification No.)

                             Four Embarcadero Center
                         San Francisco, California 94111
                                 (415) 955-3200

          ------------------------------------------------------------

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              THOMAS C. NORD, ESQ.
                            GATX Capital Corporation
                       Vice President and General Counsel
                             Four Embarcadero Center
                         San Francisco, California 94111
                                 (415) 955-3200

          ------------------------------------------------------------

            (Name, address, including zip code, and telephone number,
              including area code, of agent for service of process)

                                   Copies to:



          JOHN P. McENROE, Esq.                       BLAIR W. WHITE, Esq.
 Paul, Weiss, Rifkind, Wharton & Garrison           PIYASENA C. PERERA, Esq.
       1285 Avenue of the Americas               Pillsbury Madison & Sutro LLP
      New York, New York 10019-6064                  235 Montgomery Street
                                                San Francisco, California 94104

      Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE

          ------------------------------------------------------------


                                      Proposed      Proposed
Title of Each                         Maximum       Maximum
Class of           Amount             Offering      Aggregate       Amount of
Securities to      to Be              Price         Offering        Registration
Be Registered      Registered(1)      Per Unit      Price(1)(2)     Fee
----------------   ----------------   -----------   -------------   ------------
Senior and
Subordinated Debt
Securities.......  $500,000,000 (3)   100%          $500,000,000    $151,515
         --------------------------------------------------------------


(1) Or, if any Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price equal to $500,000,000.

(2) Estimated solely for the purposes of determining the amount of the registration fee.


(3) In addition to the Debt Securities to be registered hereby, this Registration Statement carries forward $32 million of debt securities previously registered pursuant to Registration Statement No. 33-65053. The filing fee previously paid with respect to such debt securities was $11,034.45.


                          -----------------------------

            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

            THE PROSPECTUS CONTAINED HEREIN IS A COMBINED PROSPECTUS FILED PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALSO RELATES TO REGISTRATION STATEMENT NO. 33-65053.

            THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-65053, AND SUCH POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             PRELIMINARY PROSPECTUS


                  SUBJECT TO COMPLETION, DATED OCTOBER 16, 1997

                                  $532,000,000


                            GATX CAPITAL CORPORATION

                                 DEBT SECURITIES

            GATX Capital Corporation ("GATX Capital" or the "Company") from time to time may offer its debt securities consisting of senior debentures, notes, bonds and/or other evidences of indebtedness ("Senior Securities"), and/or subordinated debentures, notes, bonds or other evidences of indebtedness ("Subordinated Securities" and, together with the Senior Securities, collectively the "Debt Securities"). The Debt Securities may be offered in separate series in amounts, at prices and on terms to be set forth in supplements to this Prospectus. The Debt Securities may be sold for U.S. Dollars, one or more foreign currencies or amounts determined by reference to an index and the principal of and any interest on the Debt Securities may likewise be payable in U.S. Dollars, one or more foreign currencies or amounts determined by reference to an index.

            The Senior Securities will rank equally with all other unsubordinated indebtedness of the Company. The Subordinated Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company to the extent set forth in the applicable Prospectus Supplement. See "Description of Debt Securities."

            The terms of the Debt Securities, including, where applicable, the specific designation, aggregate principal amount, currency, denomination, maturity, premium, rate (which may be fixed or variable) and time of payment of interest, terms for redemption at the option of the Company or the holder, for sinking fund payments, if any, for payments of additional amounts, if any, and the initial public offering price, will be set forth in a Prospectus Supplement (the "Prospectus Supplement").

            The Debt Securities may be sold through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The Debt Securities may also be sold directly by the Company or through agents designated from time to time. If any underwriters or agents are involved in the sale of the Debt Securities, their names, the principal amount of Debt Securities to be purchased by them and any applicable fee, commission or discount arrangements with them will be set forth in the Prospectus Supplement. See "Plan of Distribution."

                                 ---------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
               ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRE-
                SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------


                The date of this Prospectus is October __, 1997.

                            AVAILABLE INFORMATION

            The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at Regional Offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois and 7 World Trade Center, Suite 1300, New York, New York; and at the Public Reference Office of the Commission at 450 Fifth Street, N.W., Washington D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates. The Company files electronically with the Commission. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the registrants that file electronically with the Commission. The address of the Web site of the Commission is (http://www.sec.gov).

                    INFORMATION INCORPORATED BY REFERENCE

            The following documents, which are on file with Commission, are incorporated herein by reference and made a part hereof:

              (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;


              (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997; and

              (c) The Company's Current Reports on Form 8-K dated January 23, 1997, June 10, 1997, August 27, 1997 and October 15, 1997.


            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered hereby shall be deemed to be incorporated herein by reference and shall be a part hereof from the respective dates of filing of such documents.

            The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information this Prospectus incorporates). Requests should be directed to Thomas C. Nord, Esq., Vice President and General Counsel, GATX Capital Corporation, Four Embarcadero Center, San Francisco, California 94111, telephone (415) 955-3200.

            Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$", "dollars", "U.S. dollars" or "U.S. $").

            This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

            Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                 THE COMPANY


            GATX Capital is a diversified global financial services company which provides asset-based financing for transportation, information technology and industrial equipment. The Company's strategy is to invest in and manage assets by combining its asset knowledge, transaction-structuring capabilities and portfolio management expertise to control assets with significant upside potential. GATX Capital and its subsidiaries actively invest in a wide variety of assets. These investments are made through a variety of financing instruments, primarily leases and loans, either for the Company's own account or through partnerships and joint ventures. The Company actively manages its existing portfolio of investments as well as those of institutional investors, and several joint ventures and partnerships in which it participates. Key strategic partners include a cross section of domestic and international commercial banks, insurance companies and large industrial companies and manufacturers. Additionally, the Company arranges secured financing for others. The Company also sells computer network technology equipment and provides technical service on the equipment it sells.

            All common and preferred stock of the Company is owned by GATX Corporation ("GATX") through a wholly-owned subsidiary. GATX founded the Company as GATX Leasing Corporation, a Delaware corporation, in 1968 to own, sell and finance equipment independent of GATX's own specialized equipment activities. Since that time, the Company has developed a portfolio of earning assets diversified across industries and equipment classifications. At June 30, 1997, the Company's investment portfolio of approximately $1.8 billion, before reserves, consists of commercial jet aircraft (34%), railroad equipment (20%), information technology equipment (13%), marine equipment (12%), warehouse and production equipment (10%), golf courses and equipment (4%) and other equipment (7%).

            GATX Capital has a financial and management interest in 108 aircraft as of June 30, 1997, and orders and options for an additional 26 aircraft. 98% of the aircraft portfolio (in investment dollars) is compliant with Stage 3 noise regulations. GATX Capital also has a financial and management interest in 957 locomotives and 38,130 railcars as of June 30, 1997. The utilization rate on the operating lease fleet for locomotives and railcars as of such date is approximately 97% and 96% respectively.


            Except as expressly indicated or unless the context otherwise requires, as used herein the "Company" or "GATX Capital" means GATX Capital Corporation and its consolidated subsidiaries. The Company's principal office is located at Four Embarcadero Center, San Francisco, California 94111, telephone
(415) 955-3200.

                               USE OF PROCEEDS

            Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Debt Securities offered hereby will be used for general corporate purposes.

                     RATIO OF EARNINGS TO FIXED CHARGES

            The ratios of earnings to fixed charges are computed by dividing earnings from continuing operations before fixed charges and income taxes by the fixed charges. For purposes of computation of the ratios, earnings and fixed charges include those of the Company and all consolidated subsidiaries, and fixed charges consist of interest and debt expense, and one-third of rent expense (which approximates the interest factor) of such companies.

                          Six Months
                          Ended June 30            Year Ended December 31,
                          --------------    ------------------------------------
                               1997         1996    1995    1994    1993    1992
                               ----         ----    ----    ----    ----    ----
Ratio of earnings to fixed     2.49         1.84    1.88    1.85    1.86    1.17
charges


                       DESCRIPTION OF DEBT SECURITIES

            The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.


            The Senior Securities are to be issued under an Indenture dated as of July 31, 1989, as supplemented and amended by a Supplemental Indenture dated as of December 18, 1991, by a Second Supplemental Indenture dated as of January 2, 1996 and by a Third Supplemental Indenture dated as of October 14, 1997 (together, the "Senior Indenture") between the Company and The Chase Manhattan Bank, as Trustee (the "Senior Indenture Trustee"). A copy of the Senior Indenture is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part (the "Registration Statement"). The Subordinated Securities are to be issued under a separate Indenture (the "Subordinated Indenture" and, together with the Senior Indenture, sometimes collectively referred to as the "Indentures"). The trustee for the Subordinated Indenture will be identified in the relevant Prospectus Supplement. A copy of the form of the Subordinated Indenture is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indentures. Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Indentures.


General


            Debt Securities offered by this Prospectus will be limited to an aggregate initial public offering price of $532,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Indentures provide that Debt Securities in an unlimited amount may be issued thereunder from time to time in one or more series. The Senior Securities will rank PARI PASSU with other Senior Indebtedness of the Company. The Subordinated Securities will be subordinated and junior in right of payment to certain indebtedness of the Company to the extent set forth in the applicable Prospectus Supplement.


            The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the series of Debt Securities offered thereby:
(1) the title of the Debt Securities; (2) any limit on the aggregate principal amount of the Debt Securities; (3) whether any of the Debt Securities are to be issuable initially in temporary global form and whether any of the Debt Securities are to be issuable in permanent global form; (4) the date or dates on which the Debt Securities will mature; (5) the rate or rates at which the Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue; (6) the Interest Payment Dates on which any such interest on the Debt Securities will be payable, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security on an Interest Payment Date will be paid; (7) any mandatory or optional sinking fund or analogous provisions; (8) each office or agency where, subject to the terms of the Indenture, the principal of and any premium and interest on the Debt Securities will be payable and each office or agency where, subject to the terms of the Indenture, the Debt Securities may be presented for registration of transfer or exchange; (9) the date, if any, after which and the price or prices at which the Debt Securities may be redeemed, in whole or in part at the option of the Company or the Holder, or pursuant to mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption provisions; (10) the denominations in which any Debt Securities will be issuable, if other than denominations of $100,000 and any integral multiple thereof; (11) any index used to determine the amount of payments of principal of and any premium and interest on the Debt Securities;
(12) the portion of the principal amount of the Debt Securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof;
(13) the application, if any, of either or both of the defeasance or covenant defeasance sections of the Indentures to the Debt Securities; (14) the Person who shall be the Security Registrar for the Debt Securities, if other than the Trustee, the Person who shall be the initial Paying Agent and the Person who shall be the depositary; (15) the terms of subordination applicable to any series of Subordinated Securities; and (16) any other terms of the Debt Securities not inconsistent with the provisions of the Indentures. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities of such series.

            Except as described in the applicable Prospectus Supplement, the Indentures do not contain any covenants specifically designed to protect holders of the Debt Securities against a reduction in creditworthiness of the Company in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the Debt Securities.

            Debt Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their stated principal amounts. Special United States federal income tax considerations applicable to Debt Securities issued at an original issue discount will be set forth in a Prospectus Supplement relating thereto. Special United States tax considerations applicable to any Debt Securities that are denominated in a currency other than United States dollars or that use an index to determine the amount of payments of principal of and any premium and interest on the Debt Securities will be set forth in a Prospectus Supplement relating thereto.

Global Securities

            So long as the depository's nominee is the registered owner of a global security, such nominee will be considered the sole owner of the Debt Securities represented by such global security for all purposes under the Indentures. Except as provided in the relevant Prospectus Supplement, owners of beneficial interests in a global security will not be entitled to have Debt Securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indentures. Principal of, premium, if any, and interest on a global security will be payable in the manner described in the relevant Prospectus Supplement.

Subordination

            Subordinated Securities may be issued from time to time in one or more series under the Subordinated Indenture. The Subordinated Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company to the extent set forth in the applicable Prospectus Supplement.


Certain Covenants of the Company with Respect to Senior Securities


            The Senior Securities are not secured by mortgage, pledge or other lien. The Company covenants that neither it nor any Restricted Subsidiary (which the Senior Indenture defines as any subsidiary which is a consolidated subsidiary, in accordance with generally accepted accounting principles, in the consolidated financial statements of the Company) will subject any of its property, tangible or intangible, real or personal, to any lien unless the Senior Securities are secured equally and ratably with other indebtedness thereby secured. There are excepted from this covenant any liens existing on the date of the Senior Indenture, as well as certain other liens, and the extension, renewal or replacement thereof, including without limitation, (i) liens on any property provided that the creditor has no recourse against the Company or any Restricted Subsidiary except recourse to such property or proceeds of any sale or lease therefrom; (ii) liens on property existing at the time of acquisition (including acquisition through merger or consolidation) or given in connection with financing the purchase price or cost of construction or improvement of property; (iii) other liens not permitted by clauses (i) and (ii) on property then owned or thereafter acquired, provided no such lien shall be incurred pursuant to clause (iii) if the aggregate amount of indebtedness secured by liens incurred pursuant to clauses (ii) and (iii), including the lien proposed to be incurred, shall exceed 30% of Net Tangible Assets; (iv) liens securing certain intercompany indebtedness; (v) a banker's lien or right of offset; (vi) liens arising under the Employee Retirement Income Security Act of 1974, as amended, to secure any contingent liability of the Company; (vii) liens on sublease interests held by the Company which liens are in favor of the person granting the lease to the Company; (viii) various specified governmental liens and deposits; and (ix) various other liens not incurred in connection with the borrowing of money (including purchase money indebtedness) or the obtaining of advances or credit. Net Tangible Assets is defined for this purpose as the total assets of the Company less (x) current liabilities and (y) intangible assets.

            In addition, the Company covenants that neither it nor any Restricted Subsidiary will pay any dividends upon any of its stock of any class or make any distribution of cash or property among its stockholders by reduction of capital or otherwise (other than in stock of the Company) or purchase or redeem any stock of any class of the Company unless the aggregate amounts of all such payments and distributions after December 31, 1988 will not exceed the sum of (i) the total of the accumulated consolidated net income of the Company and its Restricted Subsidiaries during the period after December 31, 1988, (ii) any net consideration received from the sale of stock of any class of the Company after December 31, 1988, (iii) the aggregate principal amount of any indebtedness of the Company which shall have been converted into the stock of any class of the Company and (iv) $25,000,000. Such restriction shall not apply to (i) the payment of dividends on preferred stock or any payment to purchase shares of preferred stock subject to a mandatory sinking fund, provided that such payments are included in the foregoing calculations, (ii) the redemption or retirement of any shares of capital stock of the Company by exchange for, or out of the proceeds of a substantially concurrent sale of, other shares of capital stock, (iii) the purchase of any shares of capital stock of the Company pursuant to or in connection with any retirement, bonus, profit sharing, thrift, savings, stock option or compensation plan for officers or employees of the Company or
(iv) the conversion of shares of any stock of the Company into shares of any other stock of the Company.

Merger and Consolidation

            Each Indenture provides that the Company may consolidate or merge with or into any other corporation and the Company may sell, lease or convey all or substantially all of its assets to any corporation, organized and existing under the laws of the United States of America or a State thereof, provided that the corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received such assets shall assume payments of the principal of (and premium, if any) and interest on the Debt Securities and the performance and observance of all of the covenants and conditions of such Indenture to be performed or observed by the Company.

Modification and Waiver

            Modification and amendment of each Indenture may be effected by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Outstanding Debt Securities of each series affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of any installment of principal of, or interest on, any Debt Security or change the Redemption Price; (b) reduce the principal amount of, or interest on, any Debt Security or reduce the amount of principal which could be declared due and payable prior to the Stated Maturity; (c) change the place or currency of any payment of principal or interest on any Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (e) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required to modify or amend each Indenture; or (f) modify the foregoing requirements or reduce the percentage of Outstanding Debt Securities necessary to waive any past default to less than a majority. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Outstanding Debt Securities of any series may, with respect to such series, waive past defaults under each Indenture and waive compliance by the Company with certain provisions of each Indenture.

Events of Default, Waiver and Notice

            An Event of Default with respect to any Debt Security of any series is defined in each Indenture as being: default for 30 days in payment of any interest on or any Additional Amounts payable in respect of any Debt Security of that series; default in payment of principal (and premium, if any) on the Debt Securities of that series when due either at maturity, upon optional or mandatory redemption, as a sinking fund installment, by declaration or otherwise; default in the performance or breach of any other covenant or warranty of the Company in respect of the Debt Securities of such series in each Indenture which shall not have been remedied for a period of 90 days after notice; certain events of bankruptcy, insolvency and reorganization of the Company; and any other Event of Default established for the Debt Securities of such series set forth in the applicable Prospectus Supplement. Each Indenture provides that the Trustee may withhold notice to the Holders of the Debt Securities of any default with respect to any series thereof (except in payment of principal of, or interest on, the Debt Securities) if the Trustee considers it in the interest of the Holders of the Debt Securities of such series to do so.

            Each Indenture provides that (1) if an Event of Default due to the default in payment of principal of, or interest on, any series of Debt Securities, or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities, shall have occurred and be continuing, either the Trustee or the Holders of 25% in principal amount of the Outstanding Debt Securities of such series then may declare the principal of all Debt Securities of such series, or such lesser amount as may be provided for in the Debt Securities of that series, and interest accrued thereon, to be due and payable immediately, and (2) if the Event of Default resulting from default in the performance of any other of the covenants or agreements in each Indenture applicable to all Outstanding Debt Securities under such Indenture and certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Trustee or the Holders of 25% in principal amount of all Outstanding Debt Securities (treated as one class) may declare the principal of all Debt Securities, or such lesser amount as may be provided for in such securities, and interest accrued thereon, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or premium or interest on, the Debt Securities) by the Holders of a majority in principal amount of the Outstanding Debt Securities of such series (or of all series, as the case may be).

            The Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Debt Securities of such series provided that such direction shall not be in conflict with any rule of law or the applicable Indenture or shall not be unduly prejudicial to the Holders not taking part in such direction. The Company is required to furnish to the Trustee under each Indenture annually a statement as to performance or fulfillment of certain of its obligations under the applicable Indenture and as to any default in such performance of fulfillment.

Concerning The Trustees

            The Chase Manhattan Bank is the Senior Indenture Trustee under the Senior Indenture. The Senior Indenture Trustee has substantial banking relationships with the Company, GATX and certain other affiliates of the Company and is the trustee under the Senior Indenture with respect to other series of debt securities, under another indenture with the Company and under certain equipment trust agreements with an affiliate.

            The Senior Indenture Trustee and the trustee for the Subordinated Indenture (collectively, the "Trustee") may from time to time make loans to the Company and perform other services for the Company in the normal course of business. Under the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest, among other things, if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

                            PLAN OF DISTRIBUTION

            The Company may sell the Debt Securities (i) to one or more underwriters or dealers for public offering and sale by them and (ii) to investors directly or through agents. The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Debt Securities offered thereby.

            In connection with the sale of the Debt Securities, underwriters, dealers or agents may receive compensation from the Company or from purchasers of the Debt Securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents that participate in the distribution of the Debt Securities may be deemed to be underwriters under the Securities Act of 1933 and any discounts or commissions received by them and any profit on the resale of the Debt Securities received by them may be deemed to be underwriting discounts and commissions thereunder. Any such underwriter, dealer or agent will be identified and any such compensation received from the Company will be described in the Prospectus Supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

            Under agreements that may be entered into with the Company, underwriters, dealers and agents may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

            Each underwriter, dealer and agent participating in the distribution of any Debt Securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, Debt Securities in bearer form to persons located in the United States or to United States persons (other than qualifying financial institutions), in connection with the original issuance of the Debt Securities.

            Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.

                               LEGAL OPINIONS

            The validity of the Debt Securities is being passed upon for the Company by Thomas C. Nord, Esq., Vice President and General Counsel, GATX Capital Corporation. Certain legal matters relating to the Debt Securities will be passed upon for the underwriters, dealers or agents, if any, by Pillsbury Madison & Sutro LLP, San Francisco, California. Pillsbury Madison & Sutro LLP has acted and continues to act as counsel in certain matters for the Company and certain of its affiliates.

                                   EXPERTS

            The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

            The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except the SEC registration fee.

    SEC registration fee ......................................   $151,515
    Accounting fees and expenses ..............................   $ 27,500*
    Legal fees and expenses, including Blue Sky fees and
        expenses ..............................................   $ 75,000*
    Printing and engraving fees ...............................   $ 15,000*
    Trustee's fees and expenses ...............................   $ 15,000*
        Rating agency fees ....................................   $ 50,000*
    Miscellaneous .............................................   $  9,985*

        Total .................................................   $344,000*
                                                                  ========


Item 15.  Indemnification of Directors and Officers.

            Section 145 of the General Corporation Law of the State of Delaware, as amended, empowers a corporation, subject to certain limitations, to indemnify its directors and officers against the actual and reasonable expenses of defending litigation against them in their capacities as directors and officers.

            Article VI of the By-Laws of the Company provides in terms similar to those of Section 145 of the Delaware General Corporation Law that the Company shall have power to indemnify its directors and officers.


            Reference is made to Section 6 of the Distribution Agreement filed as Exhibit 1.1 to this Registration Statement and Section VIII of the Underwriting Agreement filed as Exhibit 1.2 hereto pursuant to which the agents may under certain circumstances indemnify the officers and directors of the Company.


            Under the terms of a Directors and Officers Liability and Company Reimbursement Liability Policy, the directors and officers of the Company are insured up to an aggregate liability in each policy year of $75,000 per occurrence, against any loss incurred in connection with any claim made against them or any of them for any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted, or any matter not excluded by the terms and conditions of the policy, claimed against them solely by reason of their being directors or officers of the Company. The foregoing statements are subject to the detailed provisions of such policy.






-------------------------
*Estimated

Item 16.  Exhibits.

Exhibit
Number                     Description of Exhibit
-------                    ----------------------

1.1         Form of Distribution Agreement.

1.2         Form of Underwriting Agreement.

4.1 Indenture dated as of July 31, 1989 between GATX Capital Corporation (formerly named GATX Leasing Corporation) and The Chase Manhattan Bank (incorporated by reference to Exhibit 4(a) to the Company's Form S-3 Registration Statement No. 33-30300).

4.2 Supplemental Indenture dated as of December 18, 1991 between GATX Capital Corporation and The Chase Manhattan Bank (incorporated by reference to Exhibit 4(b) to the Company's Form S-3 Registration Statement No. 33-64474).


4.3 Second Supplemental Indenture dated as of January 2, 1996 between GATX Corporation and The Chase Manhattan Bank (incorporated by reference to Exhibit 4.3 to the Company's Form 8-K dated October 15,
            1997).

4.4 Third Supplemental Indenture dated as of October 14, 1997 between GATX Capital Corporation and The Chase Manhattan Bank (incorporated by reference to Exhibit 4.4 to the Company's Form 8-K dated October 15, 1997).

4.5*        Form of Subordinated Indenture.

4.6*        Form of Debt Security.

4.7         Form of Medium-Term Note (Fixed Rate).

4.8         Form of Medium-Term Note (Floating Rate).

5* Opinion of Thomas C. Nord, Esq., Vice President and General Counsel of GATX Capital Corporation.


12*         Computation of Ratio of Earnings to Fixed Charges

23.1 Consent of Thomas C. Nord, Esq., Vice President and General Counsel of GATX Capital Corporation (included in Exhibit 5).


23.2*       Consent of Ernst & Young LLP.

24*         Power of Attorney.

25* Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.





-------------------------
*Previously filed.

Item 17.  Undertakings

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310(a) of the Trust Indenture Act of 1939 (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

            (7) The undersigned registrant hereby undertakes that:

                  (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco and State of California on the 16th day of October, 1997



                                       GATX CAPITAL CORPORATION
                                             (Registrant)



                                       By         /s/ Joseph C. Lane
                                          ------------------------------------
                                              Joseph C. Lane, President,
                                          Director and Chief Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                    Title                     Date
         ---------                    -----                     ----
            *               Chairman of the Board               October 16, 1997
------------------------
      Ronald H. Zech

            *               President, Chief Executive          October 16, 1997
------------------------    Officer and Director
      Joseph C. Lane        (Principal Executive
                            Officer)

            *               Executive Vice President and        October 16, 1997
------------------------    Director
      Alan C. Coe

            *               Executive Vice President and        October 16, 1997
------------------------    Director
      Jesse V. Crews

            *               Executive Vice President and        October 16, 1997
------------------------    Director
      Kathryn G. Jackson

            *               Director                            October 16, 1997
------------------------
      David M. Edwards

            *               Vice President and Director         October 16, 1997
------------------------
      David B. Anderson

            *               Vice President and Chief            October 16, 1997
------------------------    Financial Officer (Principal
      Michael E. Cromar     Financial Officer)


            *               Vice President and Controller       October 16, 1997
------------------------    (Principal Accounting Officer)
      Curt F. Glenn



*By:  /s/ Thomas C. Nord
     -------------------
     Name:  Thomas C. Nord
     Title: Attorney-in-Fact

                              INDEX TO EXHIBITS

                                                                    Sequentially
Exhibit                                                               Numbered
Number                Description of Exhibit                            Page
------                ----------------------                        ------------

1.1         Form of Distribution Agreement.

1.2         Form of Underwriting Agreement.

4.1 Indenture dated as of July 31, 1989 between GATX Capital Corporation (formerly named GATX Leasing Corporation) and The Chase Manhattan Bank (incorporated by reference to
            Exhibit 4(a) to the Company's Form S-3 Registration Statement No. 33-30300).

4.2 Supplemental Indenture dated as of December 18, 1991 between GATX Capital Corporation and The Chase Manhattan Bank (incorporated by reference to Exhibit 4(b) to the Company's Form S-3 Registration Statement No. 33-64474).


4.3 Second Supplemental Indenture dated as of January 2, 1996 between GATX Corporation and The Chase Manhattan Bank
            (incorporated by reference to Exhibit 4.3 to the Company's Form 8-K dated October 15, 1997).

4.4 Third Supplemental Indenture dated as of October 14, 1997 between GATX Capital Corporation and The Chase Manhattan Bank (incorporated by reference to Exhibit 4.4 to the Company's Form 8-K dated October 15, 1997).

4.5*        Form of Subordinated Indenture.

4.6*        Form of Debt Security.

4.7         Form of Medium-Term Note (Fixed Rate).

4.8         Form of Medium-Term Note (Floating Rate).

5*          Opinion of Thomas C. Nord, Esq., Vice President and
            General Counsel of GATX Capital Corporation.

12*         Computation of Ratio of Earnings to Fixed Charges.


23.1        Consent of Thomas C. Nord, Esq., Vice President and
            General Counsel of GATX Capital Corporation (included in
            Exhibit 5).


23.2*       Consent of Ernst & Young LLP.

24*         Power of Attorney.

25* Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.

-------------------------
*Previously filed.